Annual Shareholders Meeting January 28, 2014 Cleveland, Ohio

FORWARD-LOOKING STATEMENTS 2 Certain statements contained in this presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.

3 SIFCO’S MISSION AND VISION Our Mission: We are a metal forming company serving the aerospace and energy markets. We strive to produce predictable earnings for our shareholders, consistently meet or exceed our customers’ expectations and provide a rewarding environment for our employees. SIFCO Performs... Customers Succeed... Together We Grow Our Vision:

Discontinued Repair Group 2011 Acquired Quality Aluminum Forge Sold Applied Surface Concepts Group 2013 Acquired General Aluminum Forge PROUD HERITAGE, EXCITING FUTURE 4 The New SIFCO: • Is a focused forging company serving the Aerospace and Energy (A&E) Markets; • Has a higher mix of commercial aerospace business that will contribute to strong margins, and; • Has expanded its capabilities in various metals and processes 2010 Acquired T&W Forge 2012

SIFCO…THEN AND NOW  Net Sales $83.3M  Three business segments 1. Aerospace Component Manufacturing Group $62.1M 2. Applied Surface Concepts Group 12.2M 3. Turbine Component Services and Repair Group 8.9M  Net Sales $116.0M One business segment 1. SIFCO Forged Components FY 2010 FY2013 5

GROWING REVENUE THROUGH FOCUSED STRATEGY AND DISCIPLINED INVESTMENT (Divested Applied Surface Concepts in December 2012) (Exited Turbine Components Services and Repair Business in September 2013) Wells Fargo Securities

QUESTIONS? 7